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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Main Street Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAIN STREET TRUST, INC.

April 12, 2002

Dear Fellow Shareholder:

        On behalf of the board of directors and management of Main Street Trust, Inc., I cordially invite and encourage you to attend the annual meeting of shareholders of Main Street, to be held at 7:00 p.m. on Tuesday, May 14, 2002, at The Forum at Carle, 611 West Park Street, Urbana, Illinois. A reception will be held beginning at 6:00 p.m. where you can meet and talk with directors and other members of management. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we shall report on our operations, our progress and the outlook for the year ahead.

        Your board of directors has nominated four persons to serve as Class III directors. All of the nominees are incumbent directors. We recommend that you vote your shares for the director nominees.

        We encourage you to attend the meeting in person. However, whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

        If you have any questions concerning these matters, please do not hesitate to contact me at (217) 351-6500. We look forward to the opportunity to visit with you.

Sincerely,

Van A. Dukeman President and Chief Executive Officer

MAIN STREET TRUST, INC.
100 West University Avenue
Champaign, Illinois 61820
(217) 351-6500

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2002

To the Shareholders of

        MAIN STREET TRUST, INC.

        The annual meeting of the shareholders of Main Street Trust, Inc., an Illinois corporation, will be held at The Forum at Carle, 611 West Park Street, in Urbana, Illinois, on Tuesday, May 14, 2002, at 7:00 p.m., local time, for the following purposes:

  1.
  to elect four Class III directors for a term of three years.

  2.
  to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

        The board of directors has fixed the close of business on March 25, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By Order of the Board of Directors

Van A. Dukeman President and CEO
Champaign, Illinois April 12, 2002

MAIN STREET TRUST, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2002

        Main Street Trust, Inc. is an Illinois corporation that was formed through the merger of BankIllinois Financial Corporation and First Decatur Bancshares, Inc. in March 2000. As a result of the merger, Main Street became the holding company of BankIllinois, an Illinois state bank, The First National Bank of Decatur, a national banking organization, and the First Trust Bank of Shelbyville, an Illinois state bank. We are currently in the process of merging First Trust Bank of Shelbyville into BankIllinois and we anticipate that this will be completed by the third quarter of 2002. In addition, Main Street is also the parent company for FirsTech, Inc., a bill payment processing company.

        This proxy statement is furnished in connection with the solicitation by the board of directors of Main Street of proxies to be voted at the annual meeting of shareholders to be held at The Forum at Carle, 611 West Park Street, Urbana, Illinois, on Tuesday, May 14, 2002, at 7:00 p.m., local time, and at any adjournments or postponements of the meeting.

        The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

        You are receiving a proxy statement and proxy card from us because on March 25, 2002, you owned shares of Main Street's common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on the election of four Class III directors of Main Street for a term expiring in 2005. The nominees and other information relating to the election of directors are more fully described in this proxy statement.

How do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "for" all four nominees named in this proxy statement.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

        If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

What if I change my mind after I return my proxy?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to Main Street Trust, Inc., 100 West University Avenue, Champaign, Illinois 61820, Attention: Mr. Van A. Dukeman;

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting.

        If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

        A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

        Shares are counted as present at the meeting if the shareholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy card or other proxy.

        On March 25, 2002, the record date, there were 11,167,289 shares of common stock issued and outstanding. Therefore, at least 5,583,645 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than four nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        You may vote "for" or "withhold authority to vote for" each nominee for director.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        The four individuals receiving the highest number of votes cast "for" their election will be elected as directors of Main Street.

        Any other matters properly brought before the meeting must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

        We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2002.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Main Street or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

ELECTION OF DIRECTORS

        The directors of Main Street are divided into three classes having staggered terms of three years. At the annual meeting of the shareholders to be held on May 14, 2002, the shareholders will be entitled to elect four Class III directors for a term expiring in 2005. Each of the nominees for election as Class III directors is an incumbent director.

        Set forth below is information, as of March 25, 2002, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director as well as each director's business experience during the previous five years. Each nominee, if elected at the annual meeting, will serve as a Class III director for a three year term expiring in 2005.

        The board of directors recommends a vote FOR each of the nominees.

NOMINEES

Name (Age)	Director since(1)	Position with Main Street and occupation for the last five years
CLASS III (Term Expires 2005)
David J. Downey (Age 60)	1992	Director of Main Street; Director of BankIllinois Financial (1992-2000); President of The Downey Group, Inc. (estate planning, wealth transfer and executive compensation organization) (1963-present)
Van A. Dukeman (Age 43)	1994
		Director, President and Chief Executive Officer of Main Street and Director, Chairman of the Board and Chief Executive Officer of BankIllinois; Director, President and Chief Executive Officer of Main Street and BankIllinois (2000-2001); Director, President and Chief Executive Officer of BankIllinois Financial and BankIllinois (1998-2000); Director and President of BankIllinois Financial and BankIllinois (1994-1998)
Larry D. Haab (Age 64)	1987
		Director of Main Street; Director of First Decatur (1987-2000); Director, President and Chief Executive Officer of Illinois Power Company (a public electric and gas utility) (1991-1998); Director of Illinova, the holding company of Illinois Power Company and consultant to Illinova (1998-2000)
Gene A. Salmon (Age 57)	1991	Director of Main Street; Director of BankIllinois Financial (1991-2000); President, Cross Construction, Inc. (1979-present)
CONTINUING DIRECTORS
CLASS I (Term Expires 2003)
Frederic L. Kenney (Age 43)	1996	Director of Main Street; Director of First Decatur (1996-2000); Attorney for Winters, Featherstun, Gaumer, Kenney, Postlewait and Stocks (1983-2001); Attorney for Archer Daniels Midland (2001-present)
Gregory B. Lykins (Age 54)	1994
		Director and Chairman of the Board of Main Street; Director and Vice Chairman of the Board of Main Street (2000-2001); Director and Chairman of the Board of BankIllinois Financial and BankIllinois (1998-2000); Director, Chairman of the Board and Chief Executive Officer of BankIllinois Financial and BankIllinois (1994-1998)
August C. Meyer, Jr. (Age 64)	1962	Director of Main Street; Director of BankIllinois Financial (1962- 2000); President, Midwest Television, Inc. (1976-present)

Phillip C. Wise (Age 63)	1999
		Director and Executive Vice President of Main Street; Director and President of First Decatur and The First National Bank of Decatur (1999-2000); Senior Vice President of First Decatur (1997-1999); President of First of America Bank (1967-1997)
CLASS II (Term Expires 2004)
George T. Shapland (Age 71)	1994	Director of Main Street; Director of BankIllinois Financial (1994-2000); President, Shapland Management Co. (1990-present)
Thomas G. Sloan (Age 53)	1995
		Director of Main Street; Director of First Decatur (1995-2000); President and Chief Executive Officer of Sloan Implement Co., Inc. (a John Deere implement dealer in Assumption, Illinois) (1971-present)
Roy V. VanBuskirk (Age 71)	1991
		Director of Main Street; Director of BankIllinois Financial (1991-2000); Chief Executive Officer of Bacon and VanBuskirk Glass Company, Illini Pella, Inc. and Danville Bacon and VanBuskirk Glass Company, Inc. (1968-1997)
H. Gale Zacheis (Age 63)	1990	Director of Main Street; Director of First Decatur (1990-2000); practicing surgeon and physician in Decatur, Illinois (1973-present)

(1)
Indicates the year first elected to the board of directors of BankIllinois Financial Corporation or First Decatur Bancshares, Inc., the predecessor companies to Main Street.

        All of Main Street's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of Main Street's directors or executive officers have been selected for their respective positions. Mr. Luttrell, currently a director, has chosen not to seek re-election to the board of directors and he has agreed to serve as chairman emeritus so that Main Street can continue to benefit from his experience in an advisory capacity.

        Non-employee directors of Main Street will not receive cash compensation for their service in 2001. Non-employee directors were granted fully vested options to purchase 5,000 shares of common stock for serving on the boards of directors of Main Street and its subsidiaries. It is anticipated that we will continue to grant options to the directors as compensation in the future on an annual basis. The non-employee Main Street directors serving on the audit committee received an additional $500 for their service. Directors of Main Street who are also employees were not separately compensated for service on such boards or committees.

Board Committees and Meetings

        A total of twelve regularly scheduled and special meetings were held by the board of directors of Main Street in 2001. During 2001, all directors attended at least 75% of the meetings of the board and the committees on which they served, with the exception of Messrs. Downey, Haab and Sloan. If a director is unable to attend a meeting, it is our policy to solicit their input regarding the actions to be taken at the meeting, as well as their ratification of the actions actually taken.

        The board of directors of Main Street has established an audit committee and a compensation committee.

        Members of the Main Street audit committee for 2002 are Messrs. H. Gale Zacheis (Chair), Gene A. Salmon, Thomas G. Sloan, Roy V. VanBuskirk and Philip L. Turner II each of whom is "independent" as defined by the National Association of Securities Dealers. In addition, Messrs. Van A. Dukeman, Gregory B. Lykins and Phillip C. Wise serve ex officio. All are directors of Main Street with the exception of Mr. Turner, who is a director of First Trust Bank of Shelbyville. The audit committee has adopted a charter, attached as Exhibit A to this proxy statement, which sets forth its duties and responsibilities. Generally, the committee reports to the board of directors and has the responsibility to review and approve internal control procedures, accounting practices and reporting activities of the subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. The audit committee also reviews the examination reports of regulatory agencies and reports to the full board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the subsidiaries. The audit committee met four times in 2001.

        The members of the Main Street compensation committee for 2002 are Messrs. Roy V. VanBuskirk (Chair), David J. Downey, Larry D. Haab, Frederic L. Kenney and August C. Meyer, Jr. In addition, Messrs. Van A. Dukeman, Gregory B. Lykins and Phillip C. Wise serve ex officio. The compensation committee reports to the board of directors and has responsibility for all matters related to compensation of executive officers of Main Street, including review and approval of base salaries, review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee also reviews compensation to be paid to Main Street's directors for service on the board of directors and attendance at board and committee meetings. The compensation committee met three times in 2001.

        Main Street's full board of directors will consider nominations to the board submitted by shareholders if nominations are made in writing and otherwise comply with Section 3.4 of Main Street's bylaws.

Certain Relationships and Related Transactions

        Directors and officers of Main Street and its respective subsidiaries were customers, of and had transactions with, Main Street and its subsidiaries during 2001. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Management believes that the terms of these services were no less favorable to Main Street and its subsidiaries than would have been obtained from non-affiliated parties.

        In November 1999, BankIllinois Financial entered into a lease agreement with Midwest Television, Inc. for office space located in Main Street's main office building located at 100 West University Avenue, Champaign. Main Street is now a party to the lease as successor of BankIllinois Financial. Mr. Meyer, a director of Main Street, serves as president of Midwest Television, Inc., and owns 100% of Midwest Television, Inc., individually, and as trustee. Lease payments are approximately $82,000 annually. In addition, Main Street leases space from Mr. Meyer in a building which is used for

Main Street's campus branch banking operations, with lease payments totaling approximately $54,000 annually. Mr. Robert M. Pancoast, director and president of First Trust Bank of Shelbyville, one of Main Street's subsidiary banks, owns and operates Shelbyville Abstract and Title Corporation, a real estate abstract and title company located in Shelbyville, Illinois, which does real estate work for First Trust Bank of Shelbyville. Management believes that the terms of these services were no less favorable to Main Street or its subsidiaries than would have been obtained from non-affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding Main Street's common stock beneficially owned on February 28, 2002 with respect to all persons known to Main Street to be the beneficial owner of more than five percent of the common stock, each director and nominee and all directors and executive officers of Main Street as a group.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees
David J. Downey(2)	370,640	3.3%
Van A. Dukeman(3)	225,137	2.0%
Larry D. Haab(4)	19,968	*
Frederic L. Kenney(5)	51,130	*
Gregory B. Lykins(6)	460,424	4.1%
John W. Luttrell(7)	81,066	*
August C. Meyer, Jr.(8)	1,851,465	16.5%
Gene A. Salmon	119,986	1.1%
George T. Shapland	368,850	3.3%
Thomas G. Sloan	55,085	*
Roy V. VanBuskirk	57,180	*
Phillip C. Wise(9)	9,554	*
H. Gale Zacheis(10)	25,024	*
Named Executive Officers
David B. White	29,739	*
All directors and executive officers as a group(11) (14 persons)	3,725,248	32.7%

*
Less than one percent.

(1)
The information contained in this column is based upon information furnished to Main Street by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Pursuant to the rules of the Securities and Exchange Commission, shares obtainable through the exercise of options which are currently exercisable, or which will become exercisable within 60 days of the date of the information contained in this table, are included as beneficially owned. The number of shares obtainable through options and included in this table are as follows: 25,357 shares for Messrs. Downey, Salmon and Shapland; 10,762 shares for Messrs. Haab, Kenney, Sloan and Zacheis; 37,849 shares for Mr. Luttrell; 20,253 shares for Mr. VanBuskirk; 15,392 shares for Mr. Meyer; 1,550 shares for Mr. Wise; 10,535 shares for Mr. White; and 5,697 shares for Messrs. Dukeman and Lykins. Each director and officer has no voting and sole investment power over such shares. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over such shares.

(2)
Includes 187 shares owned by Mr. Downey's spouse over which Mr. Downey has shared voting and investment power.

(3)
Includes 2,866 shares owned by Mr. Dukeman's spouse over which Mr. Dukeman has shared voting and investment power.

(4)
Includes 2,707 shares owned by Mr. Haab's spouse over which Mr. Haab has shared voting and investment power.

(5)
Includes 29,208 shares owned by Mr. Kenney's spouse over which Mr. Kenney has shared voting and investment power; 1,804 shares owned jointly with Mr. Kenney's spouse over which Mr. Kenney has shared voting and investment power; and 2,097 shares held by Mr. Kenney's minor children over which Mr. Kenney has shared voting and sole investment power.

(6)
Includes 4,209 shares owned by Mr. Lykins' spouse over which Mr. Lykins has shared voting and investment power.

(7)
Includes 10,653 shares owned by Mr. Luttrell's spouse over which Mr. Luttrell has shared voting and investment power.

(8)
Includes 1,758,112 shares held in certain trusts for which Mr. Meyer serves as trustee and is the beneficiary and 67,996 shares held by a limited partnership in which Mr. Meyer is a general partner. Mr. Meyer exercises sole voting and investment power over such shares. Mr. Meyer disclaims beneficial ownership over all such shares.

(9)
Includes 3,610 shares owned jointly with Mr. Wise's spouse over which he has shared voting and investment power.

(10)
Includes 1,082 shares held by Mr. Zacheis' spouse over which Mr. Zacheis has shared voting and investment power.

(11)
Includes 216,092 total shares obtainable through the exercise of options which are currently exercisable.

Amended and Restated Shareholders' Agreement

        Certain principal shareholders of Main Street are party to a Second Amended and Restated Shareholders' Agreement. These shareholders originally entered into a Shareholders' Agreement as stockholders of BankIllinois Financial and this amended agreement continues the agreement after the merger transaction with First Decatur into Main Street. The agreement affects the purchase and sale of the common stock of Main Street owned by the parties to the agreement, who are August C. Meyer, Jr. and certain related entities, David J. Downey, George T. Shapland, Gregory B. Lykins and Van A. Dukeman.

        The agreement provides that the parties to the agreement may not make voluntary transfers of their shares of Main Street stock except for transfers to each other, family transfers, certain pledges and certain open market sales. Parties to the agreement are permitted to sell shares on the open market, but only after the other parties have elected not to exercise a right of first refusal to purchase the shares. In the event any party to the agreement purchases shares from any third party, the purchasing shareholder must allow the other parties the right to purchase a proportionate amount of such shares. In addition, involuntary transfers occurring upon death are permitted. The agreement will terminate in 2008, unless otherwise terminated by the parties.

Compliance with Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made by any reporting person concerning whether a Form 5 was required to be filed for 2001, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2001, except for Mr. Kenney, who filed a Form 4 reporting a purchase of 5,000 shares five months late.

EXECUTIVE COMPENSATION
Summary Compensation Table

        The following table shows the compensation earned during the three most recently completed fiscal years by Main Street's chief executive officer and the four other most highly compensated executive officers on a combined basis (including those employed by their respective subsidiaries) whose 2001 salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
(a) Name and Principal Position with Main Street	(b) Year	(c) Salary($)	(d) Bonus($)	(e) Other($)(1)	(g) Securities Underlying Options/ SARs(2)	(i) All Other Compensation ($)
Gregory B. Lykins(3) Chairman of the Board	2001 2000 1999	$138,461 127,350 102,962	$60,000 110,000 100,000	$6,818 4,033 3,937	5,250 5,512 5,787	$20,956 22,404 18,966
Van A. Dukeman(4) President and Chief Executive Officer	2001 2000 1999	$212,692 200,000 154,231	$65,000 110,000 100,000	$4,206 2,347 2,052	5,250 5,512 5,787	$17,878 19,357 16,825
Phillip C. Wise(5) Executive Vice President	2001 2000	$143,077 135,000	$25,000 40,000	— —	4,200 —	$12,994 11,784
David B. White(6) Executive Vice President, Treasurer and Chief Financial Officer	2001 2000 1999	$123,462 114,000 107,962	$22,500 30,000 25,000	$3,517 2,057 1,895	3,150 3,307 3,472	$12,026 12,968 12,012

(1)
Represents above-market interest on deferred compensation.

(2)
As adjusted for stock dividends.

(3)
Prior to the merger in March, 2000, Mr. Lykins was chairman of the board of BankIllinois Financial. The compensation reported included amounts paid pursuant to his position with BankIllinois in 1999 and a portion of 2000, as well as his current position with Main Street in 2000 and 2001. All other compensation includes BankIllinois Financial's and Main Street's contributions under its 401(K) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Lykins. These amounts were $800, $5,288, $8,800 and $4,078 in 1999; $3,400, $3,720, $9,350 and $5,934 in 2000; and $3,669, $2,285, $8,500 and $6,502 in 2001.

(4)
Prior to the merger in March, 2000, Mr. Dukeman was president and chief executive officer of BankIllinois Financial. The compensation reported included amounts paid pursuant to his position with BankIllinois in 1999 and a portion of 2000, as well as his current position with Main Street in 2000 and 2001. All other compensation includes BankIllinois Financial's and Main Street's contributions under its 401(K) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Dukeman. These amounts were $800, $6,826, $8,800 and $399 in 1999; $3,400, $5,900, $9,350 and $707, in 2000; and $5,250, $3,081, $8,500 and $1,047 in 2001.

(5)
Prior to the merger in March, 2000, Mr. Wise was president of The First National Bank of Decatur and was not required to report his compensation information with the Securities and Exchange Commission. Therefore, we are only presenting information regarding Mr. Wise's compensation for 2000 and 2001. All other compensation includes First Decatur's and Main Street's contributions under its employee stock ownership plan in 2000 and our profit sharing plan in 2001 and amounts paid under the 401(k) plan. These amounts were $7,734 and $4,050 in 2000 and $8,404 and $4,590 in 2001.

(6)
Prior to the merger in March, 2000, Mr. White was the executive vice president and chief financial officer of BankIllinois Financial. The compensation reported included amounts paid pursuant to his position with BankIllinois in 1999 and a portion of 2000, as well as his current position with Main Street in 2000 and 2001. All other compensation includes BankIllinois Financial's and Main Street's contributions under its 401(K) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. White. These amounts were $665, $4,347, $6,685 and $315 in 1999; $2,752, $2,453, $7,432 and $331 in 2000; and $3,243, $1,903, $6,530 and $350 in 2001.

Stock Option Information

        The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table. The options granted and potential value realized are as of December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

					Potential realizable value at assumed annual rates of stock price appreciation for option term
(a) Name	(b) Options Granted (#)(1)(2)	(c) % of Total Options Granted to Employees in Fiscal Year(2)	(d) Exercise or Base Price ($/Sh)(2)	(e) Expiration Date	(f) 5%($)	(g) 10%($)
Gregory B. Lykins(3)	5,250	5.7%	$17.50	3/20/11	$57,780	$146,425
Van A. Dukeman(4)	5,250	5.7%	$17.50	3/20/11	$57,780	$146,425
Phillip C. Wise	4,200	4.6%	$17.50	3/20/11	$46,224	$117,140
David B. White	3,150	3.4%	$17.50	3/20/11	$34,668	$87,855

(1)
Such options vest over a three-year period. Options will vest in their entirety upon the occurrence of a change in control.

(2)
As adjusted for stock dividends.

        The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2001, held by the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION VALUES

	Shares Acquired on Exercise (#)(b)			Number of Securities Underlying Unexercised Options at FY-End (#)(d)
						Value of Unexercised In-the-Money Options at FY-End ($)(e)
Name (#)(a)		Value Realized ($)(c)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Lykins(1)	—		—	155,432	6,234	$1,843,067	$5,436
Van A. Dukeman(2)	—		—	155,432	6,234	$1,843,067	$5,436
Phillip C. Wise	—		—	1,093	3,107	$1,312	$3,728
David B. White(3)	500 500	$ $	6,435 6,120	23,660	3,741	$167,166	$3,262

(1)
Mr. Lykins exercised 150,904 of these options in January, 2002.

(2)
Mr. Dukeman exercised 150,904 of these options in January, 2002.

(3)
Mr. White exercised 13,827 of these options in January, 2002.

Employment Agreements

        Main Street has entered into employment agreements with certain of its executive officers, including, Messrs. Lykins, Dukeman, Wise and White. Each employment agreement provides for an initial term of one year and, at the end of its initial term as well as any subsequent term, is automatically extended for one year until either Main Street or the employee gives written notice to the contrary. Each agreement terminates upon the employee's death, disability, discharge for cause or in the event of "constructive discharge" or a change of control (as defined in the employment agreements). The employment agreements are also terminable by the employee or Main Street upon 90 days' notice to the other party.

        The employment agreements set forth the salaries, bonuses and benefits to be provided to the respective officer and provide for severance payments in the event employment is terminated by Main Street without cause or in the event of a "constructive discharge." The "severance payment" each officer would be entitled to receive in such a case equals the sum of the applicable base salary, the officer's most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement.

        In the event employment is terminated within one year of a change of control, or at any time by Main Street or its successor for any reason other than death or disability, Messrs. Wise and White would be entitled to receive two times the severance payment and Messrs. Lykins and Dukeman would be entitled to receive the greater of $900,000 or three times the severance payment. The amounts payable upon a change of control are subject to reduction, if necessary, to prevent certain adverse tax treatment. Additionally, if either Mr. Lykins or Mr. Dukeman is terminated without cause, or terminated due to disability or death within eighteen months prior to a change of control, he will receive the greater of $900,000 or three times the severance payment for Mr. Lykins and Mr. Dukeman. They will also be entitled to receive health benefits for a period of three years following the termination.

        The employment agreements also provide that the respective officer may not compete within a 50-mile radius of Main Street's main office, or against Main Street or any successor, for one year following the termination of their employment agreement. Each employment agreement also requires Main Street to indemnify and to advance certain legal expenses to the covered employee to the maximum extent permitted by law.

        In addition, Mr. Luttrell, a director, received payments totaling $168,000 from us in 2001. These payments were in connection with Mr. Luttrell's resignation as director and chairman of the board of First Decatur and The First National Bank of Decatur in March 2000.

Compensation Committee Interlocks and Insider Participation

        Main Street's compensation committee establishes compensation and benefits for the chief executive officer and reviews and recommends compensation and benefits for other officers and employees of the subsidiaries. Messrs. Dukeman, Lykins and Wise serve ex officio on the compensation committee. However, they do not participate in any discussion regarding their own compensation.

Compensation Committee Report on Executive Compensation

        The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        Main Street's compensation program is administered by the compensation committee. The chairman and chief executive officer serve on this and all committees ex-officio.

        In determining appropriate levels of executive compensation, the committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality, long-term earnings growth accomplished by achieving both financial and non-financial goals such as earnings per share, return on assets and return on equity. The objectives of this philosophy are to:

  •
  encourage consistent and competitive return to shareholders,

  •
  reward Main Street and individual performances,

  •
  provide financial rewards for performance by those having a significant impact on corporate profitability, and

  •
  provide competitive compensation in order to attract and retain key personnel.

        There are three basic components to the total compensation of all key executives—base salary, incentive bonus and long-term incentive compensation. The salary component is reflective of levels of responsibility, authority and performance, relative to similar positions in the banking industry. The incentive portion is directly related to financial performance, as measured by net income, return on average assets, and other financial factors. Main Street maintains the stock incentive plan to reward senior executives of Main Street for outstanding performance and to help Main Street attract and retain qualified personnel in key positions. The stock option plan is further designed to give key employees a proprietary interest in Main Street as an incentive to contribute to the success of Main Street. Awards under the plan are determined by the compensation committee based on each respective officer's level of responsibility, overall performance and significance to Main Street's future growth and profitability.

Roy V. VanBuskirk (Chair) David J. Downey Larry D. Haab Frederic L. Kenney	August C. Meyer, Jr. Van A. Dukeman (Ex-Officio) Gregory B. Lykins, (Ex-Officio) Phillip C. Wise (Ex-Officio)

Shareholder Return Performance Presentation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

        The following graph shows a comparison of cumulative total returns for Main Street, the Nasdaq Stock Market and an index representing all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin. Because the Securities and Exchange Commission considers BankIllinois Financial as the continuing entity for accounting purposes as a result of the merger with First Decatur into Main Street in 2000, the following graph uses the performance of BankIllinois Financial from December 31, 1996 through the effective date of the merger, March 23, 2000. Therefore, the performance of Main Street as presented, also presents the performance of BankIllinois Financial's common stock for that period.

        The cumulative total shareholder return computations assume the investment of $100 on December 31, 1996. Figures for BankIllinois Financial's and Main Street's common stock represent inter-dealer quotations, without retail markups, mark downs or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities L.C., Charlottesville, Virginia.

Total Return Performance

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Main Street Trust, Inc.(1)	$100.00	$130.82	$169.77	$183.31	$140.22	$168.31
Nasdaq — Total US(2)	100.00	122.48	172.68	320.89	193.01	153.15
SNL Midwest Bank Index	100.00	162.14	172.46	135.50	164.09	167.69

(1)
Until March 23, 2000, the performance of BankIllinois Financial, the predecessor of Main Street for accounting purposes, is presented.

(2)
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001.

AUDIT COMMITTEE REPORT

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        The audit committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board of directors that they be included in our annual report on Form 10-K. The audit committee is comprised solely of independent directors, except for certain executives who serve on the committee ex officio.

        The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and McGladrey & Pullen LLP, our independent auditors. The committee has also discussed with McGladrey & Pullen the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions with management and McGladrey & Pullen, the committee has recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2001 for filing with the Securities and Exchange Commission.

H. Gale Zachies (Chair)	Van A. Dukeman (Ex-Officio)
Gene A. Salmon	Gregory B. Lykins (Ex-Officio)
Thomas G. Sloan	Phillip C. Wise (Ex-Officio)
Roy V. VanBuskirk

INDEPENDENT PUBLIC ACCOUNTANTS

        Representatives of McGladrey & Pullen, LLP, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

        Our independent auditor during 2001 was McGladrey & Pullen, LLP. The aggregate fees and expenses billed or incurred by McGladrey & Pullen, LLP in connection with the audit of our annual consolidated financial statements as of and for the year ended December 31, 2001 were approximately $69,000. The aggregate fees and expenses billed or incurred in connection with the required review of our financial information included in our Form 10-Q and Form 10-K for the year 2001 were approximately $12,170.

Financial Information Systems Design and Implementation Fees

        No fees were paid to McGladrey & Pullen, LLP relative to information systems assistance.

All Other Fees

        The aggregate fees and expenses billed or incurred by McGladrey & Pullen, LLP and/or RSM McGladrey for all other services in 2001, including procedures to ensure compliance with FDICIA requirements, tax related services and filing of quarterly documents through the EDGAR system, were approximately $6,700, $9,650 and $1,290, respectively.

        The audit committee, after consideration of the matter, does not believe that the rendering of these services by McGladrey & Pullen, LLP to be incompatible with maintaining its independence as our principal accountant.

SHAREHOLDER PROPOSALS

        Any proposal which a shareholder wishes to have included in our proxy materials relating to the next annual meeting of shareholders, which is scheduled to be held in May 2003, must be received at our principal executive offices located at 100 West University Avenue, Champaign, Illinois 61820, Attention: Mr. Van A. Dukeman, President and Chief Executive Officer, no later than December 6, 2002, and must otherwise comply with the notice and other provisions of our bylaws.

By order of the Board of Directors

Van A. Dukeman President and Chief Executive Officer
Champaign, Illinois April 12, 2002

ALL SHAREHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

EXHIBIT A

MAIN STREET TRUST, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors of Main Street Trust, Inc. ("the Company") in fulfilling their oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  *
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  *
  Review and appraise the audit efforts of the Company's independent accountants and internal auditors.

  *
  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board of Directors.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.    RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

  A.
  Documents/Reports Review

  1.
  Review this Charter periodically, at least annually, and update as conditions dictate.

A-1

    2.
    Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

    3.
    Review the regular internal reports to management prepared by the internal auditors and management's response.

    4.
    Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  B.
  Independent Accountants

  1.
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  2.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants by management.

  C.
  Financial Reporting Processes

  1.
  In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

  2.
  Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, major changes to the Company's accounting principles and auditing practices as suggested by the independent accountants, management, or the internal auditors.

  4.
  Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  5.
  Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  6.
  Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

  D.
  Other General Duties

  1.
  Submit the minutes of all meetings of the Audit Committee to, or report the matters discussed at each Committee meeting with, the Board of Directors.

  2.
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  3.
  Perform any other activity consistent with this Charter, the Company's By-Laws and governing law, as the Audit Committee or the Board of Directors considers necessary.

A-2

MAIN STREET TRUST, INC.

PROXY FOR COMMON SHARES ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 14, 2002

        The undersigned hereby appoints Gregory B. Lykins and Van A. Dukeman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the shareholders of Main Street Trust, Inc., to be held at The Forum at Carle, 611 West Park Street, in Urbana, Illinois on Monday, May 14, 2002, at 7:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.    ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class III (term expires 2005):          David J. Downey, Van A. Dukeman, Larry D. Haab and Gene A. Salmon

2.
In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:	, 2002
Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

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SHAREHOLDER PROPOSALS